Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

This Escrow Agreement, dated as of May 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among  CCU Escrow Corporation, a Texas corporation (“Escrow Corp.”), Clear Channel Communications, Inc., a Texas corporation (the “Company”), U.S. Bank National Association, as trustee under the Indenture defined below (together with its successors in such capacity in accordance with the Indenture, the “Trustee”), U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”), and U.S. Bank National Association, as “securities intermediary,” as such term is defined in the UCC (as defined herein) (in such capacities as Escrow Agent and securities intermediary, the “Financial Institution”).

RECITALS

A.
Pursuant to that certain Indenture, dated as of May 1, 2014 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), between Escrow Corp. and the Trustee, Escrow Corp. is issuing $850,000,000 in aggregate principal amount of 10% Senior Notes due 2018 (the “Notes”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

B.
Escrow Corp. and the Company have agreed, for the benefit of the holders of Notes and the Trustee, that the Deposit (as defined below) will be made on the date of this Agreement and that thereafter the Escrow Property (as defined below) will only be withdrawn as provided in Section 2.3.

In consideration of the promises and agreements of Escrow Corp. and the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Escrow Corp., the Company, the Trustee, the Financial Institution and the Escrow Agent agree as follows:

ARTICLE 1
APPOINTMENT OF ESCROW AGENT

Section 1.1 Appointment of the Escrow Agent.  Escrow Corp. and the Company hereby designate and appoint the Escrow Agent to act as escrow agent and depositary in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such designation and appointment and, upon receipt by wire transfer of the Deposit in accordance with Section 2.1, agrees to hold, invest and disburse the Escrow Property in accordance with this Agreement.

ARTICLE 2
ESCROW DEPOSIT

Section 2.1 Receipt of Escrow Property; Grant of Security Interest.

(a) Upon execution hereof, (i) Escrow Corp. shall deposit, or cause to be deposited, with the Escrow Agent, in the Escrow Account (as defined below) $850,000,000 by wire transfer in immediately available funds (the “Proceeds”) and (ii) the Company shall deposit, or cause to be deposited with the Escrow Agent, in the Escrow Account (as defined below) $13,930,555.56 by wire transfer in immediately available funds (the “Additional Escrow Amount” and, together with the Proceeds, the “Deposit”), representing an amount sufficient to pay accrued interest on the Notes from May 1, 2014 to, but not including, June 30, 2014.  Upon receipt of the Deposit into the Escrow Account, the Escrow Agent shall give notice of such receipt, in the form attached hereto as Exhibit A, to Escrow Corp.

(b) The Escrow Agent shall accept the Deposit and shall hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in the account referred to in Schedule I attached hereto (such account, the “Escrow Account”) maintained by the Escrow Agent in the name of the Escrow Agent, acting in such capacity, for disbursement in accordance with the provisions of Section 2.3, and otherwise to be administered in accordance with the terms of this Agreement.  The Escrow Account shall be held as a segregated account and shall be properly identified by the Escrow Agent on its books and records as an escrow account held for the benefit of the parties to this Agreement and subject to its terms.  Neither Escrow Corp., the Company nor the Trustee shall have any access to the Escrow Account or the Escrow Property, other than the limited contractual right to receive (or, in the case of the Trustee, have the Paying Agent receive) the Escrow Property under the circumstances and to the extent specified in Section 2.3 hereof and the right of the Trustee to give Entitlement Orders (as defined below) in accordance with Sections 2.1(c) and (e) and in connection therewith, the Trustee shall be the entitlement holder with respect to the Escrow Account.  The Deposit, the Escrow Account and all funds or securities now or hereafter credited to or deposited in the Escrow Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received or receivable in respect of any of the foregoing, together with all proceeds of any of the foregoing are collectively referred to herein as “Escrow Property.”  The Escrow Agent agrees to accept delivery of the Escrow Property and shall hold and safeguard the Escrow Property and shall hold and dispose of the Escrow Property only in accordance with the terms hereof.

(c) It is the intention of the parties hereto that this Agreement create a true escrow and that Escrow Corp. and the Company will have no rights in the Escrow Account or the other Escrow Property other than the right under this Agreement to receive the Escrow Property under the circumstances specified in Section 2.3(a) or the right to have the Escrow Property paid to the Paying Agent for its account pursuant to Section 2.3(b) or (c).  If, notwithstanding the intention of the parties hereto, Escrow Corp. is deemed to have any interest in the Escrow Account or the other Escrow Property, then (i) Escrow Corp. hereby pledges, assigns and grants to the Trustee, for its benefit and the benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time in respect of the Obligations (including any interest, fees and expenses that may commence following the commencement of any  proceeding of a type described in Section 6.01(5) or 6.01(6) of the Indenture (without regard to materiality thresholds or grace periods set forth therein), whether or not a claim for such amounts is allowed in any such proceeding) (collectively, the “Secured Obligations”), a continuing security interest in, and a lien on, all of Escrow Corp.’s rights, whether now existing or hereafter acquired or arising, to receive the Escrow Property pursuant to this Agreement and in all right, title and interest of Escrow Corp., whether now existing or hereafter acquired or arising, in the Escrow Account and all Escrow Property and security entitlements in respect of the Escrow Account and all financial assets credited to the Escrow Account from time to time, and (ii) it is intended by the parties that this Agreement shall grant to the Trustee “control” (within the meaning of such term under Section 8-106 and 9-106 of the UCC) over the securities entitlements to the Escrow Account and to all Escrow Property credited to the Escrow Account, as further provided in Section 2.1(e) below, in each case of clauses (i) and (ii) above, until such time as the Escrow Property is released from the Escrow Account pursuant to Section 2.3(a), (b) or (c).

(d) The parties hereto acknowledge and agree that (a) the Escrow Account will be treated as a “Securities Account,” (b) the Escrow Property (other than the Escrow Account) and other assets credited to the Escrow Account will be treated as “Financial Assets,” (c) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by the Financial Institution from the Trustee and any other persons entitled to give “Entitlement Orders” with respect to such “Financial Assets” and (d) the “Securities Intermediary’s Jurisdiction” is the State of New York.  The Financial Institution represents and warrants that it is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account.  Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “UCC”), will apply to this Agreement, and all terms quoted in this clause (d) will have the meanings assigned to them by Article 8 and Article 9 of the UCC.

(e) The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account will be promptly credited to the Escrow Account by the Financial Institution.  The Financial Institution represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account or the other Escrow Property with any other third party without the prior written consent of Escrow Corp. and the Trustee.  The parties agree that all financial assets (except cash) credited to the Escrow Account will be registered in the name of the Financial Institution or indorsed to the Financial Institution or in blank and in no case will any financial asset credited to the Escrow Account be registered in the name of Escrow Corp. or the Company, payable to the order of Escrow Corp. or the Company or specially indorsed to Escrow Corp. or the Company unless such financial asset has been further indorsed to the Financial Institution or in blank.  Each of the parties hereto acknowledges and agrees that the Escrow Account will be under the control (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Trustee for its benefit as Trustee and the benefit of the Holders of the Notes and, notwithstanding any other provision of this Agreement, the Financial Institution will comply with all “entitlement orders” (as defined in Section 8-102 of the UCC and including any instruction by the Trustee to liquidate and/or distribute the Escrow Property, collectively, “Entitlement Orders”) with respect to the Escrow Account (and all security entitlements in respect of the Escrow Account and all financial assets credited to the Escrow Account from time to time) and all instructions directing disposition of funds in the Escrow Account, in each case originated by the Trustee without further consent of Escrow Corp., the Company or any other person.  Without limiting the generality of the foregoing, it is hereby expressly acknowledged that, as between Escrow Corp. and the Trustee, the Trustee agrees that it shall not have the right to exercise any remedies in its capacity as a secured party or deliver any such Entitlement Order or instruction unless and until the Notes have become due and payable pursuant to Section 6.02 of the Indenture.

(f) Escrow Corp. agrees to take all steps reasonably necessary in connection with the perfection of the Trustee’s security interest in this Agreement and the Escrow Property and the protection of the Escrow Property from claims by third parties and, without limiting the generality of the foregoing, Escrow Corp. hereby agrees to file or to cause to be filed one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as is necessary in order to perfect the security interest granted herein.  Escrow Corp. represents and warrants that it is duly formed and validly existing as a corporation under the laws of the state of Texas and is not organized under the laws of any other jurisdiction, and hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization (other than in connection with the merger of Escrow Corp. with and into the Company) without giving the Trustee prior written notice thereof and taking all steps required under the UCC to cause the security interests granted herein to remain perfected.

Section 2.2 Investments.

(a) The Escrow Agent is hereby authorized to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in any investment set forth in Exhibit D (“Permitted Escrow Investments”).  The Escrow Agent shall invest the Escrow Property in Permitted Escrow Investments as may be specified in writing by Escrow Corp. from time to time following the date thereof in any certificate executed by one of the authorized signatories of Escrow Corp. listed on Exhibit E-1A to this Agreement and delivered by Escrow Corp. to the Escrow Agent and the Trustee.  In the absence of such a written direction, the Escrow Property will remain uninvested.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 2.3 or Section 2.5 of this Agreement.  The Financial Institution will credit all such investments to the Escrow Account and hereby agrees to treat any such investment as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the UCC.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement.  The Escrow Agent, in its capacity as escrow agent hereunder, shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to Section 2.2(a).  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  Escrow Corp. acknowledges that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 2.3 Disbursements.  The Escrow Agent is directed to and shall distribute the Escrow Property in the following manner:

(a)           If the Escrow Agent shall have received a certificate from the Company in the form attached hereto as Exhibit B (the “Escrow Release Certificate”), executed by one of the authorized signatories of the Company listed on Exhibit E-1B to this Agreement, then the Escrow Agent shall as soon as practicable liquidate and release and thereafter deliver all (and not less than all) Escrow Property in accordance with the instructions and on the date and at or before the time requested therein, which requested disbursement date shall be a Business Day not earlier than two (2) Business Days after delivery of the Escrow Release Certificate and in no event later than June 30, 2014 (the “Redemption Deadline”).  The Escrow Agent shall confirm in writing to the Company and the Trustee that the Escrow Property has been transferred by it to the Company (or as directed by the Company) and Goldman, Sachs & Co., respectively, in accordance with the Escrow Release Certificate.

(b)           If the Escrow Agent shall have received a certificate from the Company in the form attached hereto as Exhibit C (the “Redemption Release Certificate”), executed by one of the authorized signatories listed on Exhibit E-1B to this Agreement, then the Escrow Agent shall liquidate as soon as practicable and transfer to the Paying Agent and Escrow Corp. all (and not less than all) Escrow Property in accordance with the instructions and on the date requested therein (or, if such requested date is not a Business Day, on the following Business Day), which requested disbursement date shall be the third Business Day following the date on which the Escrow Agent receives the Redemption Release Certificate.  The Escrow Agent shall confirm in writing to the Company and the Trustee that the Escrow Property has been released by it in accordance with the Redemption Release Certificate.

(c)           If there is any Escrow Property in the Escrow Account after the Redemption Deadline then, notwithstanding any objection, claim, demand or other notice from Escrow Corp. and the Company (each of which are hereby waived by Escrow Corp. and the Company) or any other person to the contrary, the Escrow Agent shall liquidate and transfer to the Paying Agent Escrow Property in an amount sufficient to redeem all outstanding Notes at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding the date of redemption, by no later than June 30, 2014.  The Escrow Agent shall liquidate and transfer to Escrow Corp. the remainder of the Escrow Property in the Escrow Account.  The Escrow Agent shall confirm in writing to the Trustee and the Company that the Escrow Property has been released by it in accordance with this Section 2.3(c).

Section 2.4 Income Tax Allocation and Reporting.

(a) Escrow Corp. and the Company agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each taxable period and to the extent required by the Internal Revenue Service, be reported as having been earned by Escrow Corp., whether or not such income was disbursed during such taxable period.

(b) Prior to closing, Escrow Corp. shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other tax forms and documents that the Escrow Agent may reasonably request.  Escrow Corp. and the Company understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, upon the prior written consent of Escrow Corp., which shall not be unreasonably withheld, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Company shall indemnify, defend and hold harmless the Escrow Agent from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have been caused by the gross negligence, bad faith or willful misconduct of the Escrow Agent or a breach of the contractual terms of this Agreement.  The indemnification provided by this Section 2.4(c) is in addition to the indemnification provided in Section 4.1 and shall survive the resignation of the Escrow Agent and the termination of this Agreement.  For the avoidance of doubt, the terms of this Section 2.4(c) are not intended, and shall not be construed, to apply to any income tax liability of the Escrow Agent arising from its receipt of compensation hereunder.

Section 2.5 Termination.  Upon the disbursement of all of the Escrow Property in accordance with Section 2.3(a), (b) or (c), this Agreement shall terminate and be of no further force and effect except that the provisions of Sections 2.4(c), 4.1, 4.2, 5.4 and 5.5 hereof shall survive termination.  Upon termination of this Agreement, all security interest of the Trustee for the benefit of the holders of the Notes granted pursuant to, and described in, Section 2.1 of this Agreement shall automatically terminate without any further action and the Escrow Property, when delivered by the Escrow Agent pursuant to Section 2.3(a), (b) or (c), will be delivered to the recipient free and clear of any and all existing or future liens, claims, encumbrances or right of set-off of any person, including without limitation, the Escrow Agent, the Paying Agent, the Trustee, Goldman, Sachs & Co. and any holder of the Notes.  Upon any such termination pursuant to this Section 2.5, the Trustee hereby authorizes Escrow Corp. and the Company to take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to Section 2.1 hereof at the Escrow Corp.’s or the Company’s expense and the Trustee shall execute such other documents without recourse, representation or warranty of any kind as Escrow Corp. or the Company may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 3
DUTIES OF THE ESCROW AGENT

Section 3.1 Scope of Responsibility.  Notwithstanding any provision to the contrary or references to other documents or agreements contained herein, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature.  Except as is required herein and by applicable law, no duties will be implied with respect to the Escrow Agent.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to Escrow Corp., the Company or any other person under this Agreement.  The Escrow Agent will not be responsible or liable for the failure of Escrow Corp. or the Company to perform in accordance with this Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control the duties of the Escrow Agent in all respects.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Deposit in the Escrow Account, this Agreement, any other agreement, instrument, or document in connection with this Agreement, or to appear in, prosecute or defend any such legal action or proceeding, except as is required by law.  This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

Section 3.2 Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of legal counsel or other appropriate professionals reasonably retained or consulted by the Escrow Agent unless any action taken or omitted to be taken based on such advice shall have been finally adjudicated by a court of competent jurisdiction to have been gross negligence or willful misconduct by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 4.1 for any and all reasonable compensation (reasonable and documented out-of-pocket fees, expenses and other costs) paid and/or reimbursed to such legal counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 3.3 Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in good faith and in accordance with the direction or consent of the Escrow Corp. or the Company pursuant to Sections 2.2, 2.3(a) and 2.3(b) or pursuant to Section 2.3(c) unless any action taken or omitted to be taken based on such advice shall have been finally adjudicated by a court of competent jurisdiction to have been gross negligence or willful misconduct by the Escrow Agent.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it, acting in good faith, to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Agreement, Escrow Corp. and the Company shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit E-1A and Exhibit E-1B to this Agreement.

Section 3.4 Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

Section 3.5 No Financial Obligation.  No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

Section 3.6 No Other Rights in the Escrow Account.  The Escrow Agent and the Financial Institution each expressly agree that they shall not have, and hereby expressly waive, any rights or interests in or to or against the Escrow Account or the Escrow Property, except as and to the extent expressly set forth in this Agreement.

ARTICLE 4
PROVISIONS CONCERNING THE ESCROW AGENT AND THE TRUSTEE

Section 4.1 Indemnification.  The Company shall indemnify, defend and hold harmless the Escrow Agent and the Financial Institution from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses or other reasonable and documented out-of-pocket professional fees and expenses which the Escrow Agent, the Financial Institution and their directors, officers, employees and agents (collectively, the “Indemnified Parties”) may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence, bad faith or willful misconduct of any Indemnified Party or a breach of the contractual terms of this Agreement.  The provisions of this Section 4.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 4.2 Limitation of Liability.  THE ESCROW AGENT AND THE FINANCIAL INSTITUTION SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR A BREACH OF THE CONTRACTUAL TERMS OF THIS AGREEMENT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT AND THE FINANCIAL INSTITUTION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 4.3 Resignation or Removal.  The Escrow Agent may resign at any time by furnishing written notice of its resignation to the other parties hereto.  Escrow Corp. and the Company may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor as set forth below, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property in accordance with the terms of this Agreement and to deliver the same to a successor escrow agent as shall be appointed by Escrow Corp., as evidenced by written notice filed with the Escrow Agent or in accordance with a court order.  Escrow Corp. agrees that such successor shall be a Person that would have been qualified to be a successor Trustee in accordance with the terms of the Indenture.  If Escrow Corp. has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon Escrow Corp.

Section 4.4 Compensation.  The Escrow Agent shall be entitled to compensation for its services as separately agreed to by Escrow Corp. and the Escrow Agent, which compensation shall be paid by Escrow Corp.  The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.

Section 4.5 Disagreements.  The Escrow Agent shall not be required to make any disbursement under Section 2.3 of this Agreement or otherwise to act on any request or instruction provided to it under this Agreement (i) if, in the Escrow Agent’s reasonable opinion, it does not comply with the requirements of this Agreement; or (ii) in the event of a material disagreement between the Company and the Trustee resulting in conflicting claims or demands being made in connection with the Escrow Property that, in the Escrow Agent’s reasonable judgment, subjects it to risk of liability.  If the Escrow Agent refuses to make any disbursement or otherwise to act on any request or instruction provided to it under this Agreement, it must promptly notify Escrow Corp., the Company and the Trustee in writing of the decision not to act and thereafter it shall liquidate, release and deliver the Escrow Property in accordance with the instructions to be provided in writing and executed by (i) one of the authorized signatories listed on Exhibit E-1A or Exhibit E-1B  to this Agreement and (ii) one of the authorized signatories of the Trustee, or in accordance with a court order.

Section 4.6 Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act; provided that prompt written notice thereof shall be delivered by the Escrow Agent to Escrow Corp., the Company and the Trustee.

Section 4.7 Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent (a) shall promptly notify each of Escrow Corp., the Company and the Trustee, and (b) is hereby expressly authorized, in its reasonable judgment, based upon advice of legal counsel, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued as advised by legal counsel is binding upon it, whether with or without jurisdiction; provided, however, prior to taking such action, the Escrow Agent shall give prompt notice to Escrow Corp., the Company and the Trustee and no later than two (2) Business Days after receipt of such order, judgment or decree and, to the extent permitted under applicable law, deliver all relevant documents ancillary to such order, judgment or decree to Escrow Corp., the Company and the Trustee prior to taking such action, in order that Escrow Corp., the Company and the Trustee may have a reasonable opportunity to appear and be heard in such matter and seek an appropriate protective order or pursue other legal remedies.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree as provided in this Section 4.7 it shall not be liable to Escrow Corp., the Company or any other person, firm or corporation should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 4.8 Force Majeure.  In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Escrow Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 4.9 Concerning the Trustee.  This Agreement has been accepted, executed and delivered by the Trustee in its capacity as Trustee under and pursuant to the terms of the Indenture.  The Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

ARTICLE 5
MISCELLANEOUS

Section 5.1 Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of Escrow Corp., the Company, the Trustee, on behalf of the holders of the Notes, and the Financial Institution and their respective successors and permitted assigns.  No other persons (other than Goldman, Sachs & Co., which shall be an express third party beneficiary hereof solely with respect to provisions hereof relating to the payment of the Initial Purchaser Fee) shall have any rights under this Agreement.  No assignment of the interest of Escrow Corp. shall be binding unless and until written notice of such assignment shall be delivered to the Escrow Agent and the Trustee and shall require the prior written consent of the Escrow Agent and the Trustee (such consent not to be unreasonably withheld).

Section 5.2 Escheat.  Escrow Corp. is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to Escrow Corp., the Company, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 5.3 Notices.  All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission, (iii) by overnight delivery with a reputable national overnight delivery service or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  Furthermore, notices, requests, demands, and other communications required under this Agreement may be delivered by email by way of PDF attachment thereto of a manually executed document.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of Escrow Corp. and the Company to notify the Escrow Agent in writing of any name or address changes.  Any notice given shall be deemed to have been given on the date received by the party to this Agreement to whom such notice is given irrespective of when copies of such notice are received by the other persons entitled to receive copies of such notice so long as such copies are sent to such other persons at the same time and in the same manner as such notice is sent to the party to this Agreement.

If to Escrow Corp. or the Company:

c/o Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas  78209
Facsimile:  (210) 832-3135
Attention:  General Counsel

With a copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Facsimile:  (312) 862-2200
Attention:  James S. Rowe

If to the Trustee:

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas  75240
Attn:  Global Corporate Trust Services
Telephone:  (972) 581-1622
Facsimile:  (972) 581-1660
Email:  brad.hounsel@usbank.com

If to the Escrow Agent or Financial Institution:

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas  75240
Attn:  Global Corporate Trust Services
Telephone:  (972) 581-1622
Facsimile:  (972) 581-1660
Email:  brad.hounsel@usbank.com

Section 5.4 Optional Security Procedures.  In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibits E-1A and E-1B hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing, email, facsimile, or electronic transmission and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes.  If the Escrow Agent is unable to contact any of the designated representatives identified in Exhibits E-1A and E-1B, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of the Company’s or Escrow Corp.’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select.  Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.  Company and Escrow Corp. agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section.  The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or Escrow Corp. to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.  Company and Escrow Corp. acknowledge that these optional security procedures are commercially reasonable.

Section 5.5 Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity.  The Escrow Agent may ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

Section 5.6 Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the either the Company or Escrow Corp and become pecuniarily interested in any transaction in which the Company or Escrow Corp. may be interested, and contract and lend money to the Company or Escrow Corp. and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company or Escrow Corp. or for any other entity.

Section 5.7 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.  The Financial Institution’s jurisdiction for purposes of Sections 8-110 and 9-304 of the UCC shall be the State of New York.

Section 5.8 Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ESCROW CORP., THE ESCROW AGENT OR ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 5.9 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 5.10 Amendment.  This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Escrow Corp., the Company, the Trustee and the Escrow Agent.  The delivery of executed copies of such amendments by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.  For the avoidance of doubt, the Trustee and the Escrow Agent will enter into such amendments, supplements or modifications as are permitted pursuant to the terms of the Indenture.

Section 5.11 Severability.  If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

Section 5.12 Waivers.  The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 5.13 Headings.  Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

Section 5.14 Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.  The delivery of executed copies of this Escrow Agreement by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CCU ESCROW CORPORATION

By: /s/ Brian D. Coleman

Name: Brian D. Coleman
Title: Senior Vice President, Treasurer and
Assistant Secretary

CLEAR CHANNEL COMMUNICATIONS, INC.

By: /s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Brad Hounsel
Name: Brad Hounsel
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent and Financial Institution

By: /s/ Brad Hounsel
Name: Brad Hounsel
Title: Vice President

Signature Page to the Escrow Agreement

EXHIBIT A

U.S. BANK NATIONAL ASSOCIATION
13737 Noel Road, Suite 800
Dallas, Texas  75240

May 1, 2014
CCU Escrow Corporation
c/o Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas  78209
Attn:  Treasurer

Re:  Receipt of Escrow Amount

Ladies and Gentlemen:

U.S. Bank National Association, as escrow agent (the “Escrow Agent”), under the Escrow Agreement, dated May 1, 2014 (the “Agreement”), among CCU Escrow Corporation, Clear Channel Communications, Inc., U.S. Bank National Association, as trustee, as Escrow Agent and as securities intermediary, hereby acknowledges receipt pursuant to Section 2.1(a) of the Agreement of the Deposit as defined in Section 2.1(a) of the Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By: ________________________
Name: Brad Hounsel
Title: Vice President

A-1

EXHIBIT B

ESCROW RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated May 1, 2014 (as currently in effect, the “Escrow Agreement”), by and among CCU Escrow Corporation (the “Escrow Issuer”), Clear Channel Communications, Inc. (the “Company”), U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), U.S. Bank National Association, as escrow agent (the “Escrow Agent”) and as securities intermediary.  Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement (including by reference to the Indenture).

The undersigned ____________________, in his or her capacity as ______________________ of the Company, and not in any individual capacity, does hereby certify and agree on behalf of the Company that:

    (1)    the Refinancing Transaction will be consummated substantially concurrently with the release of Escrow Property;

    (2)    the Company will become party to the Indenture substantially concurrently with the release of Escrow Property, whereby the Company will become the issuer of the Notes and will assume all of the obligations of the Escrow Issuer under the Notes and the Indenture;

    (3)    no Default or Event of Default will occur and be continuing when the Refinancing Transaction is consummated; and

    (4)    the Company is satisfied that the Release will not result in a default or event of default under the Senior Credit Facilities.

Pursuant to the Escrow Agreement, the Company hereby authorizes and directs release by the Escrow Agent of the Escrow Property as follows at 8:30 a.m. New York Time on ________________, 2014:

    1)           To Goldman, Sachs & Co., an amount equal to the Initial Purchaser Fee of $12,750,000 to the following account:

[GS Account Instructions]

    2)           To the Company (or as otherwise instructed by the Company below), an amount equal to all remaining Escrow Property to the following account:

[Company Account Instructions]

CLEAR CHANNEL COMMUNICATIONS, INC.

By: ______________________
Name:
Title:

B-1

EXHIBIT C

REDEMPTION RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated May 1, 2014 (as currently in effect, the “Escrow Agreement”), by and among CCU Escrow Corporation, Clear Channel Communications, Inc. (the “Company”), U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), U.S. Bank National Association, as escrow agent (“Escrow Agent”) and as securities intermediary.  Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement (including by reference to the Indenture).

Pursuant to the Escrow Agreement, the Company hereby (i) certifies that it has determined that the conditions to release of the Escrow Property pursuant to Section 2.3(a) of the Escrow Agreement cannot be satisfied prior to the Redemption Deadline with the use of commercially reasonable efforts by the Company to satisfy such conditions, and (ii) authorizes and directs release by the Escrow Agent of the Escrow Property:

(1)
to the Paying Agent in the amount of $______________, representing the sum of (a) $850,000,000 (representing the aggregate principal amount of the Notes) and (b) $___________ (representing the interest accrued on the Notes from May 1, 2014, to, but not including, _____________, 2014) as follows on _____________, 20141:

Paying Agent:	Wire Instructions:

(2)	to Escrow Corp. the remainder of the Escrow Property in the Escrow Account of $__________________, pursuant to the following wiring instructions:

Escrow Corp.:	Wire Instructions:

CLEAR CHANNEL COMMUNICATIONS, INC.

By: ____________________
Name:
Title:

1	Third Business Day after the Redemption Release Certificate is given.

C-1

EXHIBIT D

PERMITTED ESCROW INVESTMENTS

1)	investment in obligations issued or guaranteed by the United States government or any agency thereof; and

2)	any money market mutual funds that are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated at least Aaa by Moody's and/or AAA- by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

D-1

EXHIBIT E-1A

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF CCU ESCROW CORPORATION

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of CCU Escrow Corporation and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit E-1A is attached, on behalf of CCU Escrow Corporation

Name/Title	Specimen Signature
Brian D. Coleman	/s/ Brian D. Coleman
Name	Signature
Senior Vice President and Treasurer
Title
Hamlet T. Newsom, Jr.	/s/ Hamlet T. Newsom, Jr.
Name	Signature
Vice President, Associate General Counsel and Assistant Secretary
Title

Name	Signature

Title

E-1A-1

EXHIBIT E-1B

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF CLEAR CHANNEL COMMUNICATIONS, INC.

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Clear Channel Communications, Inc. and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit E-1B is attached, on behalf of Clear Channel Communications, Inc.

Name/Title	Specimen Signature
Brian D. Coleman	/s/ Brian D. Coleman
Name	Signature
Senior Vice President and Treasurer
Title
Hamlet T. Newsom, Jr.	/s/ Hamlet T. Newsom, Jr.
Name	Signature
Vice President, Associate General Counsel and Assistant Secretary
Title

Name	Signature

Title

E-1B-1

SCHEDULE I

ESCROW ACCOUNT

U.S. Bank National Association
60 Livingston Ave., 3rd Floor
St. Paul, MN 55107 ABA#:  091000022
A/C #:  __________________
A/C Name:  Corporate Trust Clearing Account
FFC:  ____________ CCU Esc Corp
Attn:  Brad Hounsel 972-581-1622